March 26, 2001

Dear Fellow Shareholder:

      We have previously sent to you proxy material for the Special Meeting of PBOC Holdings, Inc. to be held on April 19, 2001. At the meeting, shareholders will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger by and among PBOC, FBOP Corporation and FBOP Acquisition Company. The Board of Directors of PBOC unanimously recommends that shareholders vote "FOR" approval of the merger agreement.

      Your vote is very important, no matter how many or how few shares you may own. If you have not yet voted, please vote TODAY by telephone, by Internet, or by signing and returning the enclosed voting form in the postage-paid envelope provided.

      Thank you for your support.


                                    Sincerely,




                                    Rudolf P. Guenzel
                                    President and Chief Executive Officer



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                                 IMPORTANT NOTE:

            Remember, you may vote by telephone or Internet -- Simply follow the easy instructions on the enclosed voting form.

          If you have any questions, or need assistance in voting your shares, please call our proxy solicitor:

                           INNISFREE M&A INCORPORATED
                           TOLL-FREE at 1-888-750-5834
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